Exhibit 99.1

Vericity, Inc. Declares Special One-Time Cash Distribution

CHICAGO, November 6, 2019 — Vericity, Inc. (Nasdaq: VERY) announced today that its Board of Directors has declared a special one-time cash distribution of $6.25 per share to common stockholders of record on November 21, 2019, to be paid on December 6, 2019. The Company currently expects that the cash distribution should not constitute a taxable dividend for U.S. federal and state income tax purposes. Rather, the cash distribution would generally constitute a non-taxable return of capital and a reduction of each recipient’s tax basis in the Company’s common stock. Information regarding tax matters in this press release is for general information purposes only and does not constitute tax advice. Stockholders should consult with their tax advisors as to the specific U.S. federal and state, and non-U.S. tax consequences to such holder related to a return of capital distribution.

The ex-dividend date for the cash distribution is expected to be December 9, 2019, the first trading day following the payment date. Stockholders of record on the record date who sell their shares prior to the ex-dividend date will not receive the cash distribution. Based on the current number of shares outstanding, the cash distribution is expected to total approximately $93 million.

The cash distribution has been declared in relation to the completion of the previously described capital needs assessment undertaken by Vericity management at the direction of the Board of Directors following the closing of the Company’s initial public offering in connection with the completion of its conversion from mutual to stock form.

About Vericity

Vericity, Inc. is a Delaware corporation that through its subsidiaries, Fidelity Life Association and Efinancial, LLC, provides life insurance protection targeted to the middle American market. Through innovation in product design and distribution that provides access to the middle market, including call center and web-enabled sales and underwriting processes, quick issuance of policies and an emphasis on products not medically underwritten at the time of sale, the company seeks to make life insurance more affordable for the middle market.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” “believes,” “anticipates,” “estimates,” “intends” or similar expressions. In this press release, Vericity’s forward-looking statements include statements about the declared cash distribution. Such forward-looking statements involve substantial risks and uncertainties that could cause Vericity’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the availability of funding sufficient for Vericity’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. Vericity undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Vericity’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Vericity’s business in general and ownership of shares of Vericity’s common stock, see the “Risk Factors” section of Vericity’s Registration Statement on Form S-1 filed with the SEC on June 4, 2019, and the other reports Vericity files with the Securities and Exchange Commission.

Contact:

Chris Kim

chris.kim@fidelitylife.com